UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 12, 2023

OSI SYSTEMS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-23125	33-0238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE HAWTHORNE, CA 90250
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	OSIS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

OSI Systems, Inc. (the “Company”) held its Annual Meeting of Stockholders on December 12, 2023. The results of the proposals voted on by the Company’s stockholders at the Annual Meeting were as follows:

1. Election of Directors

Name	For	Against	Abstain	Broker Non-votes
Deepak Chopra	13,863,729	794,193	11,559	1,220,157
William F. Ballhaus	13,792,658	867,657	9,166	1,220,157
Kelli Bernard	14,097,946	562,378	9,157	1,220,157
Gerald Chizever	13,285,111	1,375,203	9,167	1,220,157
James B. Hawkins	11,378,305	3,281,991	9,185	1,220,157
Meyer Luskin	8,881,747	5,770,872	16,862	1,220,157

The six nominees identified above were elected to the Board of Directors and will serve as directors until the Company’s next annual meeting and until their successors are elected and qualified.

2. Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024

For	Against	Abstentions	Broker Non-votes
15,854,525	26,725	8,388	0

3. Approval of an Amendment to the Amended and Restated OSI Systems, Inc. 2012 Incentive Award Plan

For	Against	Abstentions	Broker Non-votes
12,883,901	1,776,683	8,897	1,220,157

4. Advisory vote on the Company’s executive compensation for the fiscal year ended June 30, 2023

For	Against	Abstentions	Broker Non-votes
13,719,238	939,172	11,071	1,220,157

5. Advisory vote on the determination of the frequency of the advisory vote on the Company’s executive compensation.

1 Year	2 Years	3 Years	Abstentions	Broker Non- votes
13,789,922	3,884	867,630	8,045	1,220,157

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.
Date: December 12, 2023

	By:	/s/ Alan Edrick
Alan Edrick
EVP and Chief Financial Officer